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                                                                    EXHIBIT 21.1

                   SUBSIDIARIES OF CROSS TIMBERS OIL COMPANY


                                                      Jurisdiction of
                                                       Incorporation
                                                      ---------------

     Cross Timbers Operating Company                      Texas
     Cross Timbers Energy Services, Inc.                  Texas
     Cross Timbers Trading Company                        Texas
     Ringwood Gathering Company                          Delaware
     Timberland Gathering & Processing Company, Inc.      Texas
     WTW Properties, Inc.                                 Texas